Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Rainmaker Systems, Inc.
Campbell, California
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Rainmaker Systems, Inc. 2012 Inducement Equity Incentive Plan of our report dated March 30, 2012, relating to the consolidated financial statements and schedule of Rainmaker Systems, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ BDO USA, LLP

San Jose, California
February 19, 2013